POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned (the “Filer”), hereby constitutes and appoints Melissa Brown, Maryann Surrick and Colby Petersen, and each of them, as the Filer’s true and lawful attorneys-in-fact and agents and on the Filer’s behalf and in the Filer’s name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, with specific legal authority to submit a Form ID Application and/or Passphrase Update Application and/or Request to Convert from Paper to Electronic Filer with the U.S. Securities and Exchange Commission and/or to obtain access codes to file on EDGAR and/or to serve as the Filer’s account administrator, and grants them full power and authority to do and to perform each and every act and thing requisite and necessary to be done as the Filer might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Further, the undersigned hereby constitutes and appoints Melissa Brown, Maryann Surrick and Colby Petersen, and each of them, as the Filer’s true and lawful attorneys-in-fact and agents and on the Filer’s behalf and in the Filer’s name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, with specific legal authority to serve as the Filer’s account administrator on EDGAR, and grants them full power and authority to do and to perform each and every act and thing requisite and necessary to be done as the Filer might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

The undersigned hereby represents that he has not, she has not, or they have not been criminally convicted as a result of a federal or state securities law violation, or civilly or administratively enjoined, barred, suspended, or banned in any capacity (e.g., officer or director bar, prohibition from associating with brokers, dealers, investment advisers, and/or other securities entities, or bar from participation in certain industries), as a result of a federal or state securities law violation.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 9th day of April, 2026.

    /s/ Sean Thomas Woodward

Sean Thomas Woodward